UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2009

SPARTAN STORES, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-31127 (Commission File Number)	38-0593940 (IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan (Address of principal executive offices)	49518-8700 (Zip Code)

Registrant's telephone number,
including area code: (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                    On July 31, 2009, the Compensation Committee of the Board of Directors of Spartan Stores, Inc. (the "Company") approved a modification to the definition of the term "Change in Control" in the Company's Stock Incentive Plan of 2005 (the "Plan") that will, with respect to future grants under the Plan, provide that a Change in Control shall occur upon the consummation and effective time of a merger, reorganization, sale of assets or similar transaction. The prior definition provided that a Change in Control shall occur upon shareholder approval of such a transaction. A copy of the Compensation Committee's determination approving the modification is attached to this Form 8-K as exhibit 10.1.

                    At the Company's Annual Meeting of Shareholders to be held on August 12, 2009, the Company's shareholders will vote on a proposed amendment to the Plan that would increase the number of shares available for issuance under the Plan from 1,200,000 shares to 2,200,000 shares. The modification described above is conditioned on the approval of the amendment to the Plan.

                    A copy of the Plan and the proposed amendment is available in the Company's Proxy Statement dated June 26, 2009.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits: The following documents are attached as an exhibit to this report on Form 8-K:

	10.1	Determination of the Compensation Committee.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 3, 2009	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

10.1	Determination of the Compensation Committee.